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                                                                     EXHIBIT 4.2

                               PCORDER.COM, INC.

                      2000 NONSTATUTORY STOCK OPTION PLAN
                          (as of September 20, 2000)

         1.       Establishment, Purpose and Term of Plan.
                  ---------------------------------------

                  1.1 Establishment. The pcOrder.com, Inc. 2000 Nonstatutory Stock Option Plan is hereby established effective as of September 20, 2000.

                  1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

                  1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed.

         2.       Definitions and Construction.
                  ----------------------------

                  2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

                      (a) "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

                      (b) "Cause" means with respect to the termination of the employment of an Optionee, the Optionee's: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company (or successor thereto); (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company (or successor thereto); (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company (or successor thereto); or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

                      (c) "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                      (d) "Committee" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the

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Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                      (e) "Company" means pcOrder.com, Inc., a Delaware corporation, or any successor corporation thereto.

                      (f) "Consultant" means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

                      (g) "Director" means a member of the Board or of the board of directors of any other Participating Company.

                      (h) "Employee" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

                      (i) "Fair Market Value" means, as of any date, the value of a share of stock or other property determined as follows: (A) where there exists a public market for the stock, the Fair Market Value shall be the closing price for a share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Board to be the primary market for the Stock or the Nasdaq National Market, whichever is applicable, or (B) in the absence of a public market for the stock or other property, the Fair Market Value shall be determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein.

                      (j) "Involuntary Termination" means the occurrence after, or within one month prior to and in contemplation of, a Transfer of Control of (i) the termination of an Optionee without Cause; (ii) the termination of Optionee's employment as a result of the Optionee's unwillingness to relocate more than 75 miles; or (iii) the reduction in an Optionee's base salary to a level below that in effect at any time within six (6) months preceding the date of the Transfer of Control.

                      (k) "Option" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. Options are intended to be nonstatutory stock options and shall not be treated as incentive stock options within the meaning of Section 422(b) of the Code.

                      (l) "Option Agreement" means a written or electronic agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.

                      (m) "Optionee" means a person who has been granted one or more Options.

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                      (n)   "Parent Corporation" means any present or future
"parent corporation" of the Company, as defined in Section 424(e) of the Code.

                      (o) "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation.

                      (p) "Participating Company Group" means, at any point in time, all corporations collectively which are then Participating Companies.

                      (q) "Stock" means the Class A Common Stock, par value $0.01, of the Company, as adjusted from time to time in accordance with Section 4.2.

                      (r) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

                  2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and the term "or" shall include the conjunctive as well as the disjunctive.

         3.       Administration.
                  --------------

                  3.1 Administration by the Board. The Plan shall be administered by the Board, including any duly appointed Committee of the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

                  3.2 Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion:

                      (a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

                      (b) to determine the Fair Market Value of shares of Stock or other property;

                      (c) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax

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withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of employment or service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

                      (d)   to approve one or more forms of Option Agreement;

                      (e) to amend, modify, extend, or renew, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

                      (f) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee's termination of employment or service with the Participating Company Group;

                      (g) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

                      (h) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

         4.       Shares Subject to Plan.
                  ----------------------

                  4.1 Maximum Number of Shares Issuable. The maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to the number of shares specified in Section 3(a) of the Company's 1999 Stock Incentive Plan (the "1999 Plan") from time to time, less the number of shares issued or subject to awards outstanding under the 1999 Plan from time to time. If an outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan or 1999 Plan.

                  4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to any outstanding Options, and in the exercise price per share

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of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

         5. Eligibility and Option Limitations. Options may be granted only to
            ----------------------------------
Employees, Consultants and Directors; provided, however, that, if the Company has not obtained stockholder approval of the Plan, no Option shall be granted any person whose eligibility to receive an Option under the Plan at the time of grant would require the approval of the Company's stockholders pursuant to any applicable law, regulation or rule, including, without limitation, the rules applicable to the listing of the Company's securities on the Nasdaq National Market System. For purposes of the foregoing sentence, "Employees" shall include prospective Employees to whom Options are granted in connection with written offers of employment with the Participating Company Group, and "Consultants" shall include prospective Consultants to whom Options are granted in connection with written offers of engagement with the Participating Company Group. Eligible persons may be granted more than one (1) Option.

         6. Terms and Conditions of Options. Options shall be evidenced by
            -------------------------------
Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

            6.1 Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

            6.2 Exercise Period. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that no Option granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences service with a Participating Company.

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                  6.3 Exercise Following Termination. Notwithstanding Section
6.2, an Option may only be exercised following the termination of the Optionee's service with the Participating Company Group as an Employee, Consultant or Director only to the extent set forth in the Option Agreement relating to such Option. Where the Option Agreement permits an Optionee to exercise an Option following the termination of such Optionee's service for a specified period, the Option shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Option, whichever occurs first. The Optionee's service with the Participating Company Group shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company in writing of ninety
(90) days or less. In the event of a leave of absence in excess of ninety (90) days, the Optionee's service shall be deemed to terminate on the ninety-first
(91st) day of such leave unless the Optionee's right to reemployment with the Participating Company Group remains guaranteed by statute or contract.

                  6.4 Method of Exercise. Exercise of the Option shall be by written notice to the Company (or electronic notice if authorized by the Company) which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Plan or the Option Agreement. Notice of exercise must be accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such notice and the aggregate Exercise Price.

                  6.5 Payment of Exercise Price.

                      (a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) subject to approval by the Company, by the Optionee's promissory note in a form approved by the Company, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

                      (b) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the

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redemption of the Company's stock. Unless otherwise provided by the Board, an
Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                        (c) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

                        (d) Payment by Promissory Note. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

                  6.6 Tax Withholding. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Optionee.

         7.       Standard Form of Option Agreement.
                  ---------------------------------

                  7.1 General. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Nonstatutory Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

                  7.2 Standard Term of Options. Except as otherwise provided by the Board in the grant of an Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option.

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                  7.3   Authority to Vary Terms. The Board shall have the
authority from time to time to vary the terms of any standard form of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

         8.       Transfer of Control.
                  -------------------

                  8.1   Definitions.

                        (a) An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company:

                              (i)   the direct or indirect sale or exchange in a
single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

                              (ii)  a merger or consolidation in which the
Company is a party;

                              (iii) the sale, exchange, or transfer of all or
substantially all of the assets of the Company; or

                              (iv)  a liquidation or dissolution of the Company.

                        (b) A "Transfer of Control" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein (i) the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be, or (ii) the Company is party to a going-private transaction governed by Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

                  8.2 Effect of Transfer of Control on Options. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may either assume the Company's

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rights and obligations under outstanding Options or substitute for outstanding
Options substantially equivalent options for the Acquiring Corporation's stock. If the Acquiring Corporation neither assumes nor substitutes for any Options, then vesting of such Options shall accelerate as to 50% of the unvested shares as of the date ten (10) days prior to the date of the Transfer of Control, provided that the Optionee's employment or service with the Acquiring Corporation, whether in the capacity of an Employee, a Director or a Consultant has not terminated prior to such date. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Transfer of Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its sole discretion.

               8.3 Effect of Involuntary Termination Following Transfer of Control. In the event of the Involuntary Termination of an Optionee within the first twelve (12) months following a Transfer of Control in which the outstanding Options are either assumed by the Acquiring Corporation or substantially equivalent options to acquire shares of common stock of the Acquiring Corporation are substituted therefor, then vesting of any such assumed or substituted Options then held by such Optionee shall accelerate as to one-half (1/2) of the then unvested shares of Stock subject to such Options.

         9.    Provision of Information. Each Optionee shall be given access to
               ------------------------
information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

         10.   Nontransferability of Options. During the lifetime of the
               -----------------------------
Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

         11.   Indemnification. In addition to such other rights of
               ----------------
indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or

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in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

         12.   Termination or Amendment of Plan. The Board may terminate or
               --------------------------------
amend the Plan at any time. However, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is necessary to comply with any applicable law or government regulation.

         13.   Limitation of Award Grants to Executive Officers.  The Company
               ------------------------------------------------
may not in any one fiscal year grant Options under the Plan for more than 750,000 shares to any executive officer of the Company.

         14. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Optionee any right to continue in the service of a Participating Company, nor shall it interfere in any way with his or her right or any Participating Company's right to terminate the Optionee's service as an Employee or Consultant at any time, with or without cause.

         15.   Rights as a Stockholder. The Optionee shall have no rights as a
               -----------------------
stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2.

         16.   Securities Laws Compliance. The grant of Options under the
               --------------------------
Plan and the issuance of shares of Stock upon exercise of such Options shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Option may be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

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         IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing pcOrder.com, Inc. 2000 Nonstatutory Stock Option Plan was duly adopted by the Board on September 20, 2000.


                                       ________________________
                                       Secretary

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                                 PLAN HISTORY
                                 ------------

September 20, 2000        Board adopts Plan.

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